Exhibit 11.1

                         Capital Trust and Subsidiaries
                                    Form 10-Q
          Statement Regarding Computation of Earnings (Loss) per Share

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                                     Nine months Ended September 30, 1998           Nine months Ended September 30, 1997
                                ----------------------------------------------- ----------------------------------------------
                                   Net Income         Shares        Per Share      Net Loss           Shares       Per Share
                                                                     Amount                                          Amount
                                ----------------- ---------------- ------------ ---------------- ----------------- -----------

Basic EPS:
   Net Income per Class A
   Common Share                $   8,490,000       18,218,279    $   0.47     $  (3,132,000)       9,157,150     $  (0.34)
                                                                 ============                                    ===========

Effect of Dilutive Securities:
   Options outstanding for the
     purchase of Class A
     Common Stock                          -            219,930                           -                -
   Convertible Class A
     Preferred Stock                 2,351,000       12,267,658                           -                -
                                ----------------- ----------------              ---------------- -----------------

Diluted EPS:
   Net Income per Class A
     Common Share and
     Assumed Conversions         $  10,841,000       30,705,867    $   0.35     $  (3,132,000)       9,157,150     $  (0.34)
                                ================= ================ ============ ================ ================= ===========


                                    Three Months Ended September 30, 1998           Three Months Ended September 30, 1997
                                ----------------------------------------------- ----------------------------------------------
                                   Net Income         Shares        Per Share      Net Loss           Shares       Per Share
                                                                     Amount                                          Amount
                                ----------------- ---------------- ------------ ---------------- ----------------- -----------

Basic EPS:
   Net Income per Class A
     Common Share                $   2,361,000       18,217,186    $   0.13     $  (2,272,000)       9,157,150     $  (0.25)
                                                                   ============                                    ===========

Effect of Dilutive Securities:
   Options outstanding for
     the purchase of Class A
     Common Stock                          -            127,562                           -                -
   Convertible Class A
     Preferred Stock                   783,000        12,267,658                          -                -
                                ----------------- ----------------              ---------------- -----------------

Diluted EPS:
   Net Income per Class A
     Common Share and
     Assumed Conversions         $   3,144,000        30,612,406    $   0.10    $  (2,272,000)       9,157,150     $  (0.25)
                                ================= ================ ============ ================ ================= ===========
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